EXHIBIT 23.1

                         Consent of Independent Auditors

         We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 15, 2001 relating to the financial statements of Disease Sciences, Inc. for the years ended January 31, 2001 and 2000, and the financial statements of Disease S.I., Inc. for the period of inception (April 17, 2000) through April 30, 2001, and the reference to our firm under the caption "Experts" in this Registration Statement.

Feldman Sherb & Co., P.C.
Certified Public Accountants



New York, New York
August 16, 2001